NTN COMMUNICATIONS, INC.
                               5966 La Place Court
                           Carlsbad, California 92008

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To be held May 2, 2003

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of NTN Communications, Inc. (the "Company") will be held at the Company's corporate headquarters located at 5966 La Place Court, Carlsbad, California 92008, at 10:00 a.m. local time, on May 2, 2003, for the following purposes, as more fully described in the attached Proxy Statement:

     1. To elect three directors to hold office until the 2006 annual meeting of stockholders and until their respective successors are duly elected and qualified;

     2. To vote upon a proposal to amend our Restated Certificate of Incorporation to increase the authorized number of shares of the Company's capital stock;

     3. To ratify the appointment of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2003; and

     4. To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.

     The Board of Directors fixed the close of business on March 4, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.

     You are cordially invited to attend the Annual Meeting in person. In order to ensure your representation at the meeting, however, please promptly complete, date, sign, and return the enclosed proxy in the accompanying envelope. In addition to voting by mail, you may vote by telephone or via the Internet. You do not need to return your proxy by mail if you have voted by telephone or via the Internet.

     The prompt return of your proxy will help to save expenses incurred in further communication. Your proxy can be revoked as described in the Proxy Statement and will not affect your right to vote in person should you decide to attend the Annual Meeting.

                                   Sincerely,
                                   James B. Frakes
                                   Chief Financial Officer
                                   and Secretary

Carlsbad, California
April 14, 2003

                            NTN COMMUNICATIONS, INC.
                               5966 La Place Court
                           Carlsbad, California 92008

                                 PROXY STATEMENT

                      Annual Meeting to be held May 2, 2003

                             SOLICITATION AND VOTING

General

     The enclosed proxy is being solicited on behalf of the Board of Directors of NTN Communications, Inc. ("NTN") for use at the annual meeting of stockholders to be held at NTN's corporate headquarters located at 5966 La Place Court, Carlsbad, California 92008, at 10:00 a.m., local time, on May 2, 2003, and at any adjournment or postponement thereof (the "Annual Meeting"), for purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. We are first mailing this Proxy Statement, together with the accompanying proxy solicitation materials, to stockholders, and posting on our corporate website at www.ntn.com, on or about April 14, 2003.

Voting Securities; Record Date

     We have one class of voting stock outstanding, designated common stock, $.005 par value ("Common Stock"). Each share of our Common Stock is entitled to one vote for each director to be elected and for each other matter to be voted on at the Annual Meeting. Only holders of record of Common Stock at the close of business on March 4, 2003 are entitled to notice of and to vote at the Annual Meeting. There were 43,040,681 shares of Common Stock outstanding as of the record date. The presence, in person or by proxy, at the Annual Meeting, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called "broker non-votes." Abstentions will be counted as present for quorum purposes and for the purpose of determining the outcome of any matter submitted to the stockholders for a vote. However, abstentions do not constitute a vote "for" or "against" any matter and will be disregarded in the calculation of the plurality. The inspectors of election appointed for the Annual Meeting will tabulate all votes including separate tabulation of the affirmative and negative votes, abstentions and broker non-votes.

     The proxy holders will vote all shares of Common Stock represented by a properly completed proxy received in time for the Annual Meeting as directed in the proxy. If no direction is given in the proxy, it will be voted "FOR" Proposal 1, the election as directors of the nominees named in this proxy statement, "FOR" Proposal 2, amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, and "FOR" Proposal 3, ratification of the appointment of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2003. Broker non-votes will have the same effect as negative votes for Proposal 2, but will not affect the outcome of Proposals 1 and 3. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

Revocability of Proxies

     You may revoke a proxy at any time before it has been exercised by giving written notice of revocation to our Secretary, by executing and delivering to the Secretary a proxy dated as of a later date than the accompanying proxy, or by attending the Annual Meeting and voting in person. If, however, your shares of record are held by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from that record holder a proxy issued in your name. Attendance at the Annual Meeting, by itself, will not serve to revoke a proxy.

Solicitation

     We will bear the cost of soliciting proxies. This proxy statement and the accompanying proxy solicitation materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians and other nominees to beneficial owners of shares of Common Stock. We may reimburse such parties for their reasonable expenses in forwarding solicitation materials to beneficial owners. Our directors, officers or regular employees may follow up the mailing to stockholders by telephone, telegram or personal solicitations, but no special or additional compensation will be paid to those directors, officers or employees for doing so.

Stockholder Proposals for 2004 Annual Meeting

     Stockholder proposals intended to be included in our proxy materials for the 2003 annual meeting of stockholders must be received by December 16, 2003. Such proposals should be addressed to our Secretary.

     With respect to any stockholder proposals to be presented at the 2004 annual meeting which are not included in the 2004 proxy materials, such proposal shall be considered untimely, unless the proponent notifies us of such proposal by not later than March 1, 2004. Any proposal must comply with the federal securities laws.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Nominees for Election for Term Expiring in 2006

     Our bylaws provide that the Board of Directors is to consist of not less than five nor more than thirteen directors, with the exact number of directors within such range to be specified by the Board. The Board of Directors currently consists of eight members.

     Our bylaws provide that the Board of Directors is to be classified into three classes, as nearly equal in number as possible, with each class having a three year term. Vacancies on the Board of Directors (including vacancies created by an increase in the authorized number of directors) may be filled by the Board of Directors. A director appointed by the Board of Directors to fill a vacancy would serve for the remainder of the full term of the directors of the class in which the vacancy occurs and until his or her successor is elected and qualified.

     Three directors are subject to election at the Annual Meeting. The Board of Directors has selected the following nominees for election as directors of the class of directors to be elected at the Annual Meeting. If elected, the following nominees will hold office until the annual meeting of stockholders in 2006 and until their respective successors are duly elected and qualified.

     Gary H. Arlen, 58, was appointed as a Director in August 1999 and his current term expires in 2003. Since 1980, he has been president of Arlen Communications, Inc., a research and consulting firm specializing in interactive information, transactions, telecommunications and entertainment. Arlen Communications provides research and analytical services to domestic and international organizations in entertainment, media, telecommunications and Internet industries. In 1981, Mr. Arlen, an interactive media analyst, founded the group now known as the Internet Alliance, an industry group representing the interest of online content and service suppliers. Mr. Arlen is a member of the Academy of Digital TV Pioneers.

     Vincent A. Carrino, 47, was appointed as a Director in September 1999 and his current term expires in 2003. Mr. Carrino is founder and president of Brookhaven Capital Management, LLC, a private investment firm focusing on technology companies, established by him in 1985. He also currently serves as executive vice president and director of investments for Fidelity National Financial, a title insurance and real estate services company. Prior to establishing Brookhaven Capital Management, LLC, Mr. Carrino was an analyst with Alliance Capital Management and was an investment banker with CitiBank in New York.

     Michael Fleming, 51, was appointed a Director in November 2001 and his current term expires in 2003. Since May 2002, he has also served as Chairman of the Board of our Buzztime Entertainment, Inc. subsidiary. Mr. Fleming is currently chairman and Chief Executive Officer of the Fleming Media Group, advising a broad range of content and technology companies on interactive television, broadband, wireless and other convergent technology opportunities. He is the founder and recent past-President of Game Show Network, a satellite delivered television programming service dedicated to the world of games and game play. Mr. Fleming has held senior executive positions at Playboy Entertainment Group, ESPN, Turner Broadcasting and Warner Amex Satellite Entertainment Company. He was inducted into the Cable Pioneers in 1999.

     The following biographical information is furnished with respect to our other current directors:

Directors Whose Term Expires in 2004

     Robert M. Bennett, 74, has been a Director since August 1996 and his current term expires in 2004. Since 1989, Mr. Bennett has been chairman of the board of Bennett Productions, Inc., a production company with experience in virtually all areas of production including syndicated sports and specialty programming, music videos, commercial productions, home video, corporate communications and feature films. Mr. Bennett was president of Metromedia
Broadcasting from 1982 until 1986. His career in broadcasting began at KTTV, Metromedia's broadcast division. In 1972, Mr. Bennett joined Boston
Broadcasters, Inc. (BBI), serving as president and director from 1979 until 1982. In 1991, he acquired full ownership from his partners of Trans Atlantic Entertainment, Inc., owner of film and video libraries. Mr. Bennett was named to The Broadcasting and Cable Hall of Fame on November 7, 1994.

     Robert B. Clasen, 58, has been a Director since November 2001 and his current term expires in 2004. For most of the past ten years, Mr. Clasen has been President and CEO of Clasen Associates, an advisor to a broad range of technology and service companies who operate in the broadband, wireless and satellite sectors. In this capacity he often has served as an interim executive. In January 2002, he was appointed Acting Chairman and Chief Executive Officer of Inetcam, Inc., a privately held international streaming media management software company that develops and globally distributes high-performance multimedia webcasting solutions where he served for five months. Since September, 2002, Mr. Clasen has served as Interim Chief Strategy Officer and director for Path 1 Network Technologies (PNWK), a publicly traded provider of broadcast quality video over packet-based networks. He also serves as Chairman for Broadband Innovations and Lightwave Solutions, two San Diego companies providing components to the cable television industry. From 1999 until June 2001, Mr. Clasen served as Chairman and Chief Executive Officer of ICTV, an interactive/internet television provider. From June 2001 until December 2001, Mr. Clasen remained as Chairman of the board at ICTV and, since December 2001, he has continued to serve as a director for ICTV. During 1997, Mr. Clasen served as President and Chief Executive Officer of ComStream Corporation, an
international provider of digital transmission solutions for voice, data, imaging, audio and video applications during the sale of the Company. Prior to 1997, Mr. Clasen held positions as President of each of Comcast International Holdings, the international division of Comcast Cable Communications, and Comcast Cable Communications, one of the country's five largest cable television companies.

     Esther L. Rodriguez, 61, has been a Director since September 1997 and her current term expires in 2004. She served in various executive capacities since joining General Instrument (now Motorola's Broadband Communications Division) from 1987 until her retirement in November 1996. As vice president of worldwide business development for General Instrument, Ms. Rodriguez was instrumental in developing the first nationwide home satellite pay-per-view business in the United States. She was also general manager and chief operating officer of General Instrument's Satellite Video Center, a General Instrument-Cable Data partnership, and was a founding member of the Partnership Council. After leaving General Instrument, she founded and continues to serve as chief executive officer of Rodriguez Consulting Group, a business development consulting firm. Ms. Rodriguez has over 30 years of experience in the development and management of consumer and commercial multi-national businesses, as well as entertainment and educational networks and systems.

Directors Whose Term Expires in 2005

     Barry Bergsman, 64, has been a Director since August 1998 and his current term expires in 2005. He is president of Baron Enterprises, Inc., a privately owned consulting company established in 1965. As president of Intertel Communications, Inc., from 1985 to 1998, Mr. Bergsman pioneered the use of the telephone and interactive technology for promotion, entertainment and information. Prior to 1985, Mr. Bergsman was engaged in television production and syndication and was an executive with CBS. He currently serves as a director and member of the management team of Photogenesis, Inc., a private medical device and biotechnology company.

     Stanley B. Kinsey, 49, has served as Chairman and Chief Executive Officer of NTN since October 1998. Mr. Kinsey was appointed as a Director in November 1997 and his current term expires in 2005. From 1980 to 1985, Mr. Kinsey was a senior executive with the Walt Disney Company. In 1985, Mr. Kinsey left his position as senior vice president of operations and new technologies for The Walt Disney Studio to co-found IWERKS Entertainment, a high-technology entertainment company. Mr. Kinsey was chairman and chief executive officer at IWERKS from inception until 1995 when he resigned to spend more time with his family. Mr. Kinsey began his career with Andersen Consulting (now Accenture).

Meetings and Committees

     Our business affairs are managed by and under the direction of the Board of Directors. During the fiscal year ended December 31, 2002, the Board of Directors met on eight occasions. During 2002, each director attended at least 75% of the meetings of the Board of Directors and of each Committee of the Board of Directors on which he or she served.

Audit Committee

     The role of the Audit Committee of the Board of Directors is to assist the Board in its oversight of our financial reporting process. The primary functions of the Audit Committee are to periodically review our accounting and financial reporting and control policies and procedures, to recommend to the Board of Directors the firm of certified public accountants to be retained as our independent auditors, and to review our policies and procedures relating to business conduct and conflicts of interest. The Audit Committee is currently comprised of three non-employee directors: Mr. Bennett, Mr. Bergsman and Ms. Rodriquez. Mr. Bergsman does not meet the requirements for independence under the Sarbanes-Oxley Act of 2002. The Audit Committee intends to appoint a Chairman as well as an independent member to replace Mr. Bergsman. Mr. Bennett and Ms. Rodriguez are independent under the rules of the American Stock Exchange and the Sarbanes-Oxley Act of 2002. The Audit Committee met on four occasions in 2002.

Compensation Committee

     The primary functions of the Compensation Committee, which consists of non-employee directors, are to review and advise the Board of Directors on salaries, bonuses and awards of stock options to our employees and other compensation matters. The Compensation Committee consists of two non-employee directors: Mr. Arlen and Mr. Bergsman. The Compensation Committee met on six occasions in 2002.

Board Nominations

     The Board of Directors in its entirety acts upon matters that would otherwise be the responsibility of a nominating committee.

Director Compensation

     During 2002, directors were entitled to receive cash compensation of $2,400 per month for their services as directors. Further, directors who serve on either the audit or compensation committees or the board of directors of Buzztime Entertainment, Inc. were entitled to receive an additional $3,000 annually. Messrs. Bennett and Carrino have elected to receive shares of Common Stock in lieu of the cash component of director compensation. Directors are also eligible for the grant of options to purchase Common Stock from time to time for services in their capacity as directors. Mr. Kinsey has waived compensation for his service as a director.

     Upon the date of commencement of a director's term of service, we grant to each director options to purchase 20,000 shares of our Common Stock. These options are priced at the closing market price of the Common Stock on the date of grant. As of the date of grant, 10,000 options are fully vested and exercisable; thereafter, the remaining 10,000 options vest and become exercisable in equal installments each month immediately subsequent to the date of grant and up to the date of the next annual meeting of shareholders. Further, after the initial year of a director's term of service, options to purchase an additional 20,000 shares of Common Stock shall be granted each year on the date of our annual meeting of shareholders during the remainder of the term of service. The additional options shall be priced at the closing market price of the Common Stock on the date of grant and shall vest and become exercisable as to 1/12 of the shares each month following the date of grant, subject to the director's continuing service. A director who is re-elected for an additional term of service will be granted options to purchase 20,000 shares of Common Stock, priced at the closing market price of the Common Stock on the date of our annual meeting of shareholders, subject to monthly vesting and continued service. Finally, all options granted to directors as compensation for service on the Board of Directors shall expire on the earlier of ten years from the date of grant or two years from the date the director ceases to serve on the Board of Directors. The options provide for immediate vesting in full upon the occurrence of a change of control event.

Required Vote

     Nominees receiving the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

     The nominees have indicated a willingness to serve as directors. If any of them should decline or be unable to act as a director, however, the proxy holders will vote for the election of another person as the Board of Directors recommends.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED. PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED IF NO DIRECTION IS GIVEN IN THE PROXIES.

                                   PROPOSAL 2

                      AMENDMENT TO OUR RESTATED CERTIFICATE
                     OF INCORPORATION TO INCREASE THE NUMBER
                      OF SHARES OF AUTHORIZED CAPITAL STOCK

     The Board of Directors believes the current capital structure does not provide sufficient flexibility for our potential future needs. Therefore, the Board has unanimously approved an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 70,000,000 to 84,000,000 in the following form.

        RESOLVED,   that  Article  IV  of  the  Restated  Certificate  of
        Incorporation of NTN Communications, Inc. be, and it hereby is, amended and restated in part to read as follows:

                                   ARTICLE IV

        The total number of shares of stock which the corporation shall have authority to issue is 94,000,000 shares, of which 84,000,000 shares shall be Common Stock, par value $.005 per share, and 10,000,000 shall be Preferred Stock, par value $.005 per share.

     The Board of Directors recommends such amendment for adoption. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. At March 8, 2003, approximately 43,041,000 shares were issued and outstanding, 11,965,000 shares were subject to outstanding options, are available for future issuance pursuant to all of our stock option plans, and are issuable upon exercise of warrants, leaving a balance of approximately 14,994,000 authorized shares.

Purpose and Effect of the Amendment

     The principal purpose of the proposed amendment is to authorize additional shares of Common Stock which will be available in the event that the Board of Directors determines that it is necessary or appropriate, among other things, to raise additional capital through the sale of securities, acquire businesses or assets for stock, issue convertible securities or equity incentive awards or grant new awards under employee benefit plans.

     If the proposed amendment is adopted, the aggregate number of authorized shares of Common Stock will be increased from 70,000,000 shares to 84,000,000 shares. If the proposed amendment were adopted, based on the balance of authorized shares as of March 8, 2003, 28,994,000 shares would be available for future issuance by the Board of Directors without any stockholder approval, except in accordance with the requirements of the American Stock Exchange or the Delaware General Corporation Law. If the proposed amendment is not approved, the number of authorized shares will remain the same and management will have limited flexibility to meet our potential future needs.

     There will be no change in the voting rights, liquidation rights, preemptive rights or any other stockholder rights as a result of the proposed amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

Required Vote

     Adoption of the amendment to our Restated Certificate of Incorporation to authorize additional shares of Common Stock requires the approval of a majority of the shares outstanding. Unless otherwise marked, all properly signed and returned proxies will be voted FOR Proposal 2.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK. PROXIES WILL BE VOTED "FOR" THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK IF NO DIRECTION IS GIVEN IN THE PROXIES.


                                   PROPOSAL 3

                           RATIFICATION OF APPOINTMENT
                                 OF KPMG LLP AS
                             INDEPENDENT ACCOUNTANTS

     Our independent accounting firm for the fiscal year ended December 31, 2002 was KPMG LLP. KPMG LLP is a nationally recognized firm of independent accountants and has audited our financial statements for the fiscal years ended December 31, 1989 through December 31, 2002. Upon the recommendation of the Audit Committee, the Board of Directors has reappointed KPMG LLP to continue as our independent accountants for the year ending December 31, 2003. Our bylaws do not require that the stockholders ratify the selection of KPMG LLP as our independent accountants. However, we are submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if we determine that such a change would be in the best interests of NTN and our stockholders. Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

Required Vote

     A majority of the shares present at the meeting, either in person or by proxy, must be voted in favor of ratifying the independent accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO SERVE AS OUR INDEPENDENT ACCOUNTANTS. PROXIES WILL BE VOTED "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP IF NO DIRECTION IS GIVEN IN THE PROXIES.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding our executive officers:

         Name        Age(1)   Position(s) Held
Stanley B. Kinsey.... 49      Chief Executive Officer and Chairman of the Board
Mark deGorter........ 45      President and Chief Operating Officer, NTN Network
V. Tyrone Lam........ 41      President and Chief Operating Officer, Buzztime
                                Entertainment, Inc.
James B. Frakes...... 46      Chief Financial Officer
----------
 (1) As of March 8, 2003.

     See "Board of Directors" for Mr. Kinsey's biography. The following biographical information is furnished with respect to our other executive officers:

     Mark deGorter was appointed President and Chief Operating Officer of the NTN Network in January 2001. Prior to that time, Mr. deGorter served as Vice President of Marketing of our Buzztime subsidiary. Further, during the third quarter of 2000, Mr. deGorter assumed the additional role of Vice President of Marketing for the NTN Network. Prior to joining Buzztime in April 2000, Mr. deGorter had served as Vice President of Marketing for MET-Rx USA, a sports nutrition company, since July 1997. From June 1994 until July 1997, Mr. deGorter was a senior manager with ProShot Golf, Inc., a global positioning satellite-based communications and information system for the golf industry. During his career, Mr. deGorter has held key management positions with Bally's Total Fitness, a public company operating commercial fitness centers in North America; L.A. Gear, a licensor of trademarks and trade names for use in conjunction with apparel, accessory and consumer-related products; and J. Walter Thompson/USA, a multi-media advertising agency with worldwide operations.

     James B. Frakes was appointed Chief Financial Officer and Secretary of NTN in April 2001. Prior to joining us, Mr. Frakes was chief financial officer and a director of Play Co. Toys, a publicly held chain of retail toy stores, where he had been since 1997. On March 28, 2001, Play Co. Toys and its majority-owned subsidiary, Toys International.com, Inc., filed a Chapter 11 petition under federal bankruptcy laws in the Southern District in the State of New York. From June 1990 to March 1997, Mr. Frakes was chief financial officer and a director of Urethane Technologies, Inc., a publicly held specialty chemical company, and two of its subsidiaries, Polymer Development Laboratories, Inc. and BMC Acquisition, Inc., chemical companies focused on the polyurethane segment of the plastics industry. From 1985 to 1990, Mr. Frakes was a manager at Berkeley International Capital Corporation, an investment banking firm specializing in later stage venture capital and leveraged buyout transactions. Mr. Frakes serves on the board of Shopnet.com, Inc., a designer and distributor of swimwear.

     V. Tyrone Lam was appointed President of Buzztime Entertainment, Inc. in December 1999, upon incorporation of the subsidiary. Prior to his current appointment, Mr. Lam served as executive vice president of NTN, responsible for sales, marketing and operations of the NTN Network. Before joining NTN in 1994, he managed the development of iTV game and sports applications for EON
Corporation, formerly known as TV Answer, a pioneer in the interactive television industry, from April 1992 until December 1994. Additionally, Mr. Lam has served in sales and marketing management positions within the PC software industry, is past chairman of the Interactive Services Association's Interactive Television Council and is an author of articles on interactive television and sales and marketing strategies.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following Summary Compensation Table shows the compensation paid or accrued as of each of the last three fiscal years to all individuals who served as our chief executive officer during 2002 and the three other most highly compensated executive officers who were serving as executive officers at the end of 2002 whose salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                                                               Long-Term
                                                                                              Compensation
                                                                     Annual Compensation        Awards
                                                                                               Securities
                                                                                Other Annual   Underlying
Name and Principal Position               Year      Salary(1)       Bonus      Compensation     Options
----------------------------              ----    ------------  ------------  ---------------  ----------
Stanley B. Kinsey(2)........              2002     $313,542      $24,000(3)       --           100,000
Chief Executive Officer                   2001      305,386         --            --           350,000
 and Chairman of the Board                2000      295,057         --            --             --

V. Tyrone Lam...............              2002     $222,156      $15,000(3)       --           100,000
President and Chief Operating Officer     2001      223,077         --            --             --
 Buzztime Entertainment, Inc.             2000      198,077         --            --             --

Mark deGorter(4)............              2002     $222,538      $60,000(3)       --           250,000
President and Chief Operating             2001      199,038       25,382(5)       --           150,000
 Officer, The NTN Network                 2000      127,212         --            --           250,000

James B. Frakes.............              2002     $159,000      $20,000(3)       --             --
Chief Financial Officer                   2001      111,539       10,000          --           250,000
                                          2000        --           --             --             --

----------
(1)  Includes amounts, if any, deferred under NTN's 401(k) Plan.

(2) Mr. Kinsey waived compensation for serving as a director of NTN. Mr. Kinsey received perquisites and personal benefits that did not exceed the lesser of $50,000 or 10% of his annual salary and bonus.

(3) Represents bonus paid out pursuant to the 2002 performance-based bonus program. All of Mr. Kinsey's 2002 bonus and $8,000 of Mr. Frakes' 2002 bonus have yet to be paid.

(4)  Mr. deGorter joined NTN in April 2000.

(5) Represents a bonus paid to Mr. deGorter in March 2002 based upon exceeding established targets for the NTN Network for the fiscal year ended 2001.

(6)  Mr. Frakes joined NTN in April 2001.

Option Grants in Last Fiscal Year

    The following table contains information concerning grants of stock options during 2002 with respect to the Named Executive Officers:

                                    Individual Grants

                  Number of    % of Total
                   Shares       Options
                 Underlying    Granted to                          Grant Date
                   Options    Employees in   Exercise  Expiration    Present
Name               Granted     Fiscal Year    Price       Date       Value(1)
-----------------  -------    ------------  --------   -----------  ----------
Stanley B. Kinsey  100,000(2)     10%        $0.75     10/06/12       $63,166
V. Tyrone Lam....  100,000(3)     10%         0.79     02/18/12        67,739
Mark deGorter....  250,000(4)     25%         0.79     02/18/12       169,349
James B. Frakes..     --          --           --         --             --
----------

(1) The present value of grant on the grant date was estimated using the Black Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%, risk-free interest rate of 3.92%, expected volatility of 125.35%, and expected option life of 5 years.

(2) Represents options granted under the 1995 Stock Option Plan, which became fully vested and exercisable as of December 31, 2002. The options were granted to Mr. Kinsey in exchange for Mr. Kinsey's agreement to extend his employment agreement to January 1, 2003, as it had expired and all previously granted options had vested as of October 6, 2002.

(3) Represents options granted under the 1995 Stock Option Plan which become exercisable as to 25% of the total shares on the first anniversary of the date of grant and will become exercisable as to an additional 1/36 of the remaining shares on the last day of each of the thirty-six (36) calendar months immediately following the first anniversary of the grant date.

(4) Represents options granted pursuant to the Option Exchange Agreement, dated as of February 19, 2002, entered into by and between Mr. deGorter and us whereby Mr. deGorter surrendered 250,000 partially-vested options previously granted in February 2000 in exchange for 250,000 options which become exercisable as to 25% of the total shares on the first anniversary of the date of grant and will become exercisable as to an additional 1/36 of the remaining shares on the last day of each of the thirty-six (36) calendar months immediately following the first anniversary of the grant date.

Fiscal Year-End Option Values

     The following table contains information concerning stock options which were unexercised at the end of 2002 with respect to the Named Executive
Officers.  No  stock  options  were  exercised  in 2002 by any  Named  Executive
Officer.

                        Number of Securities         Value of Unexercised
                   Underlying Unexercised Options         in-the-Money
                        at Fiscal Year-End         Options at Fiscal Year-End(1)
                   ----------------------------   ------------------------------
Name               Exercisable    Unexercisable    Exercisable     Unexercisable
----------------- -------------  ---------------  -------------   --------------
Stanley B. Kinsey  2,350,000           --            $767,500           --
V. Tyrone Lam....    500,000         100,000          128,500         $41,000
Mark deGorter....     71,875         328,125           50,313         157,188
James B. Frakes..     98,958         151,042           59,375          90,625
----------

(1) Represents the amount by which the aggregate market price on December 31, 2002 of the shares of our common stock subject to such options exceeded the respective exercise prices of such options.

         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth as of March 8, 2003 the number and percentage ownership of Common Stock by (i) all persons known to us to own beneficially more than 5% of the outstanding shares of Common Stock based upon reports filed by each such person with the Securities and Exchange Commission,
(ii) each of our directors, (iii) each of the named executive officers, and (iv) all of the named executive officers and directors as a group. Beneficial ownership includes any shares which a person has the right to acquire within 60 days of March 8, 2003. Except as otherwise indicated and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares of Common Stock shown. Except as otherwise indicated, the address for each person is c/o NTN Communications, Inc., 5966 La Place Court, Carlsbad, California 92008. An asterisk denotes beneficial ownership of less than 1%.

                                               Number of Shares
                                                 Beneficially      Percent of
Name                                                 Owned       Common Stock(1)
------------------------------------------------ -----------     --------------
Gary Arlen(2)..................................     139,333            *
Robert M. Bennett(3)...........................   1,777,857            4%
Barry Bergsman(4)..............................     233,333            1%
Vincent A. Carrino(5)..........................   5,859,019           14%
Robert B. Clasen(6)............................      48,333            *
Michael Fleming(7).............................      38,333            *
Esther L. Rodriguez(8).........................     201,099            *
Stanley B. Kinsey(9)...........................   2,474,333            5%
V. Tyrone Lam(10)..............................     529,722            1%
Mark deGorter(11)..............................     159,514            *
James B. Frakes(12) ...........................     153,437            *
                                                 -----------      -------------
All executive officers and directors of NTN as
a Group (11                                       11,614,313          27%
persons)(13)...................................
                                                 ===========      =============
----------

(1) Included as outstanding for purposes of this calculation are 43,040,681shares of Common Stock (the amount outstanding as of March 8,
     2003) plus, in the case of each particular holder, the shares of Common Stock subject to currently exercisable options, warrants, or other instruments exercisable for or convertible into shares of Common Stock (including such instruments exercisable within 60 days after March 8, 2003) held by that person, which instruments are specified by footnote. Shares issuable as part or upon exercise of outstanding options, warrants, or other instruments other than as described in the preceding sentence are not deemed to be outstanding for purposes of this calculation.

(2) Includes 138,333 shares subject to currently exercisable options held by Mr. Arlen.

(3) Includes 138,333 shares subject to currently exercisable options and 500,000 shares subject to currently exercisable warrants held by Mr. Bennett.

(4) Includes 138,333 shares subject to currently exercisable options and 20,000 shares subject to currently exercisable warrants held by Mr. Bergsman.

(5) Includes 238,333 shares subject to currently exercisable options held by Mr. Carrino. Also includes 308,241 shares owned directly by Mr. Carrino and 5,312,445 shares owned, directly or indirectly, by investment advisory clients of Brookhaven Capital Management, LLC, which in some cases has sole voting and investment discretion over such shares. Mr. Carrino is the sole owner and the Manager of Brookhaven Capital Management, LLC and, as such, in some cases he may be deemed to beneficially own such shares. Mr. Carrino disclaims such beneficial ownership. Brookhaven Capital Management is located at 3000 Sand Hill Road, Menlo Park, CA 94205.

(6) Includes 38,333 shares subject to currently exercisable options held by Mr. Clasen. Includes 10,000 owned by the Clasen Family Trust, of which Mr. Clasen is co-trustee with members of his immediate family. As co-trustee, Mr. Clasen shares voting and investment power with respect to the shares.

(7) Includes 38,333 shares subject to currently exercisable options held by Mr. Fleming.

(8) Includes 138,333 shares subject to currently exercisable options held by Ms. Rodriguez. Also includes 1,000 shares owned by the Rodriguez Family Trust, of which Ms. Rodriguez is a co-trustee with members of her immediate family. As co-trustee, Ms. Rodriguez shares voting and investment power with respect to the shares.

(9) Includes 2,350,000 shares subject to currently exercisable options held by Mr. Kinsey.

(10) Represents shares subject to currently exercisable options held by Mr. Lam.

(11) Represents shares subject to currently exercisable options held by Mr. deGorter.

(12) Represents shares subject to currently exercisable options held by Mr. Frakes.

(13) Includes  4,561,004  shares  subject to currently  exercisable  options and
     warrants  held  by  executive  officers  and  directors,   including  those
     described in notes (2) through (12) above.

Equity Compensation Plans

     The following table sets forth as of December 31, 2002 our compensation plans authorizing us to issue equity securities and the number of securities issuable thereunder.

                                                                                     Number of securities remaining
                                   Number of securities to      Weighted-average      available for future issuance
                                   be issued upon exercise     exercise price of     under equity compensation plans
                                   of outstanding options,    outstanding options,       (excluding securities
               Plan Category         warrants and rights      warrants and rights       reflected in colunm (a))
             -------------------   -----------------------    --------------------   ------------------------------
             Equity compensation
              plans approved by          8,212,211(1)                $1.35                    2,679,023(2)
              security holders

             Equity compensation
            plans not approved by        1,377,000(4)                $2.03                          0
              security holders
                                   -----------------------                           ------------------------------
                                   -----------------------                           ------------------------------
                  Total                  9,589,211                                            2,679,023(3)
                                   =======================                           ==============================

----------

(1) Includes 7,712,211 shares issuable upon exercise of options granted pursuant to the NTN Communications, Inc. 1995 Employee Stock Option Plan and 500,000 shares issuable upon exercise of options granted pursuant to the NTN Communications, Inc. 1996 Special Stock Option Plan.

(2) Remaining available for grant under the NTN Communications, Inc. 1995 Employee Stock Option Plan.

(3) Does not include 300,000 shares of Buzztime Entertainment, Inc. common stock available for grant under the Buzztime Entertainment, Inc. 2001 Incentive Stock Option Plan. To date, no options have been granted under the plan.

(4) The 1,377,000 shares issuable that are not pursuant to equity compensation plans approved by securityholdrers are all pursuant to warrants granted in connection with consulting agreements with non-employees. Warrants to purchase 685,000 shares were granted in 2002, 190,000 shares in 2001 and 885,000 shares in 2000. As of December 31, 2002, the range of exercise prices and the weighted-average remaining contractual life of outstanding warrants was $0.50 to $3.75 and 4 years, respectively.

Compensation Committee Report on Executive Compensation

     During 2002, the Compensation Committee established policies and practices relating to matters of executive compensation for action by the Board of Directors as a whole. Our executive compensation policy is intended to foster job satisfaction and encourage continuous service by our executive officers by providing reasonable short-term cash compensation and long-term stock-based incentives. Our policies apply equally to all of our executive officers. A summary of our executive compensation policy is described below:

     We have established a 401(k) Plan. We may, at the Board of Director's discretion, make annual contributions to the 401(k) Plan, subject to applicable limitations, but, to date, we have never made any such contributions.

     Short-term cash compensation to executives for 2002 consisted primarily of salaries, subject to any written employment agreement between us and any executive. In 2002, the Board approved a bonus program based upon established quantitative Company performance criteria. Accordingly, based upon our 2002 performance, the Board approved bonuses for each of Messrs. Kinsey, Frakes, deGorter and Lam in the amounts of $24,000, $20,000, $60,000 and $15,000, respectively.

     Equity  compensation,  in  the  form  of  stock  options,  constitutes  the principal element of long-term compensation for our executive officers. The grant of stock options increases management's potential equity ownership in NTN with the goal of ensuring that the interests of management remain closely aligned with those of our stockholders. Accordingly, during 2002, the Board of Directors granted Mr. deGorter options to purchase 250,000 shares of Common Stock at an exercise price of $0.79 per share in exchange for surrender by Mr. deGorter of 250,000 options, exercisable at $2.50 per share, previously granted on February 1, 2000. In February 2002, the Board also granted Mr. Lam options to purchase 100,000 shares of Common Stock at an exercise price of $0.79 per share. The Board granted Mr. Kinsey options to purchase 100,000 shares of Common Stock at $0.75 per share as of October 2002 in exchange for Mr. Kinsey's agreement to extend his employment agreement to January 1, 2003. Attaching vesting requirements to stock options also creates an incentive for executive officers to remain with us for the long term. In appropriate circumstances, the Board of Directors also will consider repricing previously granted stock options if necessary so that the options continue to afford realistic incentives to executives. No repricings occurred in 2002.

     Compensation to our executive officers is subject to a $1,000,000 compensation deduction cap pursuant to Section 162(m) of the Internal Revenue Code, as amended. In 2002, no executive officer received aggregate compensation of $1,000,000 or more. However, the Board is aware that the grant of stock options to the executive officers may subject us to the deduction cap in subsequent years. With respect to incentive stock options, the Board of Directors does not anticipate NTN taking a deduction in the absence of a disqualifying disposition by an executive officer. With respect to nonqualified options, the Board of Directors is aware that any deduction that we may have at the time of exercise will be subject to the $1,000,000 cap. The Board of Directors does not anticipate that the compensation deduction cap will significantly affect our executive compensation policies.

Chief Executive Officer Compensation

     In October 1998, we entered into a written employment agreement pursuant to which Mr. Kinsey was to receive a bonus under a bonus program that was to be agreed upon by and between Mr. Kinsey and the compensation committee of our board of directors. On October 7, 1999, we entered into an addendum to the employment agreement with Mr. Kinsey setting forth the terms of the bonus program. Under the bonus program, the options granted to Mr. Kinsey in October 1999 were granted at a preferred, below market, price of $0.98 per share, the average closing price of our Common Stock during the three calendar quarters immediately prior to the grant date. The options were granted to Mr. Kinsey pursuant to our 1995 Employee Stock Option Plan. In January 2001, we amended the employment agreement with Mr. Kinsey to extend the duration of the agreement by one year until October 6, 2002 and to award options for an additional 350,000 shares of our Common Stock at an exercise price of $0.875 per share. Effective October 7, 2002, we granted Mr. Kinsey options to purchase 100,000 shares of Common Stock in exchange for his agreement to extend his employment agreement from October 7, 2002 to January 1, 2003.

     The foregoing report on executive compensation is provided by the Compensation Committee: Gary Arlen and Barry Bergsman. Notwithstanding anything to the contrary set forth in any of our filings and other documents that might incorporate by reference this proxy statement, in whole or in part, the foregoing report of the Compensation Committee shall not be incorporated by reference into any such filings or documents.

Change in Control Agreements

     We have entered into change of control employment agreements with certain of our executive officers. The agreements provide that, if the executive is terminated other than for cause within one year after a change of control of NTN, then the executive is entitled to receive a lump sum severance payment equal to up to one year's base salary.

     We have entered into an employment agreement with Stanley B. Kinsey, our Chief Executive Officer and Chairman of the Board. In the event Mr. Kinsey is terminated upon a change of control of NTN, in addition to one year's base salary, he shall receive a pro rata portion of his bonus and continuation of employment benefits for one year.

Compensation Committee Interlocks and Insider Participation

     All compensation determinations for 2002 for our executives were made by the Board of Directors as a whole upon the recommendation of the Compensation Committee. During the entire fiscal year 2002, both Messrs. Arlen and Bergsman served as members of the Compensation Committee. None of our directors or executive officers has served on the board of directors or the compensation committee of any other company or entity, any of whose officers served either on the Board of Directors or on the Compensation Committee.

     On May 8, 2001, we entered into an advertising sales representative agreement with Baron Enterprises, Inc., a corporation wholly-owned and operated by Barry Bergsman, a member of our board of directors, pursuant to which Baron provides advertising sales representation services to us under the direction of the NTN Network's president and chief operating officer. For Baron's services under the advertising sales representative agreement, we granted Baron a three-year warrant to purchase 20,000 shares of Common Stock at an exercise price of $0.50 per share. The warrant vested and became exercisable as to 1/12 of the total shares on the last business day of each of the twelve months commencing April 2001, subject to Baron continuing to provide services to us. In addition, Baron was to receive a commission in the amount of 35% of net advertising revenues received by the NTN Network from any advertising contract solicited by Baron. We paid to Baron a monthly recoverable cash advance against commissions to be earned in the amount of $5,000 per month, not to exceed an aggregate of $60,000 per year for the initial term of the agreement. The advertising sales representative agreement expired on April 1, 2002. An amendment to the agreement was entered into in October 2002, to extend the contract to October 31, 2003, to reduce the rate of commission to 25% of net advertising revenues received by us, to eliminate the monthly recoverable cash advance against commissions and to include bartered advertising. Under the amended agreement, Baron was paid $15,000 in commissions in 2002.

     In May 2002, Michael Fleming was appointed Chairman of the Board of our Buzztime subsidiary after having served, since January 8, 2002, as an independent consultant. Pursuant to the consulting arrangement, Mr. Fleming provided general consulting services to us in connection with Buzztime's cable television initiatives. We paid Mr. Fleming approximately $2,000 per month for these consulting services. Since May 1, 2002, Mr. Fleming has served as Chairman of Buzztime Entertainment, Inc. and was paid $12,500 per month for his services, superceding other cash compensation as both a consultant and NTN board member. In March 2003, Mr. Fleming's compensation as Chairman of Buzztime reverted back to standard NTN board compensation and a $2,000 per month consulting agreement.

     On January 15,  2003,  we issued and sold  1,000,000  shares of  restricted
Common Stock through a private offering to Robert M. Bennett, one of our directors, at a price per share of $1.00. Pursuant to the terms of the transaction, upon receipt of $1.0 million from Mr. Bennett, we issued the restricted shares along with fully vested warrants to purchase 500,000 shares of Common Stock at $1.15 per share, exercisable through January 15, 2008. No commissions or placement agent fees were paid in connection with the offering. We have agreed to file a registration statement covering the resale of the shares of Common Stock (including those shares underlying the warrant) within 90 days.

Performance Graph

     The following graph sets forth a comparison of cumulative total returns for NTN, the American Stock Exchange Index and an index consisting of companies sharing the Standard Industrial Classification Code ("SIC Code").

                                   1997    1998    1999    2000    2001    2002
-------------------------------   ------  ------  ------  ------  ------  ------
NTN  Communications,  Inc.        100.00   56.25  368.80   62.50   90.00  120.00
 ------------------------------   ------  ------  ------  ------  ------  ------
AMEX Market Value                 100.00   99.99  132.80  126.49  119.31  100.65
-------------------------------   ------  ------  ------  ------  ------  ------
Peer Group                        100.00  172.28  302.80  234.78  194.32  117.56
-------------------------------   ------  ------  ------  ------  ------  ------

The Peer Group is comprised of companies sharing SIC Code 4841 - Cable, Other Pay TV Services, as follows:

5TH AVE CHANNEL CORP COM                    MEDIACOM COMMUNICAITONS CORP CL A
ADELPHIA COMMUNICATIONS CORP CL A           METROMEDIA INTL GROUP INC COM
ADVANCED WIRELESS SYS INC COM               MPAC CORP
CABLEVISION SYS CORP CL A NY CABLVS         NOSTALGIA NETWORK INC COM NEW
CIRTRAN CORP COM                            NOSTRAD TELECOMMUNICAITONS I COM
COMCAST HOLDINGS CORP                       NTN COMMUNICATIONS INC COM NEW
COX COMMUNICATIONS INC NEW CL A             NUCENTRIX BROADBAND NETWORKS COM
CROWN MEDIA HLDGS INC CL A                  ON COMMAND CORP COM
DIRECT WIRELESS COMMUNICATIONS              PEGASUS COMMUNICATIONS CORP CL A
ECHOSTAR COMMUNICATIONS NEW CL A            PLAYERS NETWORK
GLOBAL TECHNOLOGIES LTD CL A                RNETHEALTH INC COM NEW
HEALTHTRAC INC                              ROGERS COMMUNICATIONS INC CL B
HISPANIC TV NETWORK INC COM                 SHAW COMMUNICATIONS INC CL B CONV
INSIGHT COMMUNICATIONS INC CL A             TELVUE CORP COM
INTERACTIVE NETWORK INC COM                 TIVO INC COM
INTERNATIONAL FIBERCOM INC COM              TWO WAY TV (US) INC.
LIBERTY SATELLITE & TECHNOLO CL A           UNITEDGLOBALCOM CL A
LODGENET ENTMT CORP COM                     USURF AMERICA INC COM
                                            VIACOM INC

     Notwithstanding anything to the contrary set forth in any of our filings and other documents that might incorporate by reference this proxy statement, in whole or in part, the foregoing Performance Graph shall not be incorporated by reference into any such filings or documents.

Audit Committee Report

     The Audit Committee operates pursuant to a written Charter that was adopted by the Board of Directors in June 2000 and subsequently reviewed by the Audit Committee in 2002. As set forth in the Charter, management is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, during 2002 the Audit Committee reviewed and discussed the audited financial statements with management and KPMG LLP. Discussions between the Audit Committee and KPMG LLP included the matters required by Statement on Auditing Standards No. 61, as currently in effect. The Audit Committee received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP its independence. The Audit Committee also considered whether the provision of audit related services during 2002 was compatible with maintaining the independence of KPMG LLP. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission.

     The foregoing report is provided by the Audit Committee: Barry Bergsman, Robert M. Bennett and Esther L. Rodriquez. Notwithstanding anything to the contrary set forth in any our filings and other documents that might incorporate by reference this proxy statement, in whole or in part, the foregoing report of the Audit Committee shall not be incorporated by reference into any such filings or documents.

Principal Accounting Firm Fees

     The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2002 by our principal independent accounting firm, KPMG LLP.

Fee Category                                                   Amount of Fee
                                                              ---------------
                                                              ---------------
Audit Fees                                                       $128,500
Financial Information Systems Design and Implementation Fees        --
All Other Fees
     Audit Related Fees                                             --
     Other Non Audit Services                                       --
                                                              ---------------
                                                              ---------------
Total Fees for Fiscal Year ended December 31, 2002               $128,500
                                                              ===============

Indemnity Agreements

     We have entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that we will indemnify these individuals under certain circumstances against certain liabilities and expenses they may incur in their capacities as our directors or officers. We believe that the use of such indemnity agreements is customary among corporations and that the terms of the indemnity agreements are reasonable and fair to us, and are in our best interests to retain experienced directors and officers.

Certain Relationships

     See "Compensation Committee Interlocks and Insider Participation."

Section 16(a) Beneficial Ownership Reporting Compliance

     Under federal securities laws, our directors and officers and any persons holding more than 10% of our Common Stock are required to report their beneficial ownership of our Common Stock and any changes in that ownership to the Securities and Exchange Commission. Accelerated due dates for these reports were established in August 2002, and we are required to report any failure to file by these dates. We believe that, based on the written representations of our directors and officers and copies of reports filed with the Commission in 2002, our directors, officers and holders of more than 10% of our Common Stock complied with the requirements of Section 16(a).

                                  OTHER MATTERS

     Accompanying this Proxy Statement is a letter to stockholders from Mr. Kinsey, our Chairman and Chief Executive Officer, together with our Annual Report for the fiscal year ended December 31, 2002.

     We will furnish, without charge, to each person to whom this Proxy Statement is being sent a complete copy of our Form 10-K (other than exhibits) for fiscal 2002. We will furnish any exhibit to our Form 10-K upon the payment of a fee to cover our reasonable expenses in furnishing such exhibit. Written requests for the Form 10-K should be directed to Mr. James B. Frakes, Corporate Secretary, at our corporate offices located at 5966 La Place Court, Carlsbad, California 92008. Telephone requests may be directed to Mr. Frakes at (760) 438-7400.

     We do not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with their best judgment.

                                            THE BOARD OF DIRECTORS


Dated: April 14, 2003

                                    Appendix
                                  Form of Proxy

                            NTN COMMUNICATIONS, INC.
                               5966 La Place Court
                                    Suite 100
                               Carlsbad, CA 92008

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Darlene French-Porter and James B. Frakes, and each or either of them, with full power of substitution, as proxy holders to represent and vote, as designated on the reverse side, all shares of Common Stock of NTN Communications, Inc. (the "Company") held of record by the undersigned on March 4, 2003, at the Annual Meeting of stockholders to be held on May 2, 2003 and at any adjournments thereof.

                (Continued and to be signed on the reverse side)


                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                            NTN COMMUNICATIONS, INC.

                                   May 2, 2003

              /~ PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED /~

|X|     Please mark your
        votes as in this
        example.

                                   FOR election of all
                                        nominees              WITHHOLD vote
                                   Except as marked to           from all
                                      the contrary            nominees listed
1.  Election of directors:
01 Gary Arlen
02 Vincent A. Carrino
03 Michael Fleming

(Instructions: To withhold authority to vote for any individual nominee, draw a line through such nominee's name in the list at left.)

2. Approval to amend the Company's restated certificate of incorporation to increase the number of authorized shares of the Company's capital stock

3. Ratification of appointment of KPMG LLP as independent accountants for fiscal year ending December 31, 2003

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


Signature:-------------------------         Dated:--------------------


NOTE - Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized partner.